Exhibit 99.1

Apollo Medical Holdings Announces the Appointment of

Mark fawcett to its Board of Directors

GLENDALE, CA − (PR Newswire) – January 13, 2016 − Apollo Medical Holdings, Inc. ("ApolloMed" or “the Company”) (AMEH), an integrated population health management company, today announced the appointment of Mark Fawcett as an independent member of its Board of Directors.

Mr. Fawcett is currently a Senior Vice President and Treasurer of Fresenius Medical Care, which he joined in 2002. As Treasurer, Mark raises capital in the bank, bond and equity-linked markets. He is also integral in mergers and acquisitions, foreign exchange and interest rate risk management. In the U.S., Mark manages all Treasury functions from cash management to joint ventures and project finance.

Prior to Fresenius, Mark was Director in Corporate Finance at BankBoston (acquired by Fleet and then by Bank of America), joining in 1997. Activities included capital raising, mergers and acquisitions, derivatives and all ancillary banking activities, including cash management, shareholder services, trust and custody.

Mr. Fawcett entered corporate banking with Bank of New York in 1993 and rose through various positions of responsibility. Prior to corporate banking, he was an investment banker with Merrill Lynch in New York and London. His role in investment banking began in 1988 and focused mainly on capital raising in public and private markets as well as mergers and acquisitions.

Mr. Fawcett graduated with a B.A. in psychology from Wesleyan University and an MBA from Columbia Business School with a dual concentration in finance and management.

“We are honored to have Mark join our Board of Directors,” stated Warren Hosseinion, MD, Chief Executive Officer of Apollo Medical Holdings. “His wealth of experience in capital raising, corporate finance and M&A will prove invaluable to us as we continue to execute on our growth strategy.”

“On behalf of the Board, we welcome Mark to the leadership team and thank Fresenius Medical Care for their continued support and partnership,” stated Gary Augusta, Executive Chairman of Apollo Medical Holdings. “Mark further advances the financial and healthcare experience of the ApolloMed Board and is another key addition as we add more leadership capabilities to support the Company’s growth.”

“I thank the Board for its confidence and look forward to helping ApolloMed move towards its bright future,” stated Mark Fawcett, Senior Vice President and Treasurer of Fresenius Medical Care.

About Apollo Medical Holdings, Inc.

Headquartered in Glendale, California, ApolloMed is an integrated population health management company committed to providing exceptional multi-disciplinary care in the communities it serves. ApolloMed is addressing the healthcare needs of its patients by leveraging its integrated healthcare delivery platform comprised of six affiliated and complementary physician groups: ApolloMed Hospitalists, ApolloMed ACO (Accountable Care Organization), Maverick Medical Group (Independent Physician Association), AKM Medical Group (IPA), ApolloMed Care Clinics, Apollo Care Connect and Apollo Palliative Services. ApolloMed strives to improve medical outcomes with high-quality, cost-efficient care. For more information, please visit www.apollomed.net

Forward Looking Statements

This press release may contain forward-looking statements, including information about management's view of future expectations, plans and prospects for Apollo Medical Holdings, Inc. (“the Company”).  In particular, when used in the preceding discussion, the words “predicts,” "believes," "expects," "intends," “seeks,” “estimates,” "plans," "anticipates," and similar conditional expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could” are intended to identify forward-looking statements.  In addition, our representatives may from time to time make oral forward-looking statements. Any such statements, other than those of historical fact, about an action, event or development, are forward-looking statements. Such statements are based on the current expectations and certain assumptions of the Company’s management. Such statements are, therefore, subject to a variety of known and unknown risks, uncertainties and other factors, many of which are beyond the control of the Company, which could cause the actual results, performance or achievements of the Company, its subsidiaries and concepts to be materially different than those that may be expressed or implied in such statements or anticipated on the basis of historical trends.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements may vary materially from those described in the relevant forward-looking statement as being expected, anticipated, intended, planned, believed, sought, estimated or projected. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results.  The forward-looking statements included herein are made only as of the date hereof.  The Company cannot guarantee future results, levels of activity, performance or achievements.  Accordingly, you should not place undue reliance on these forward-looking statements.  Finally, the Company undertakes no obligation to update or revise these forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed under Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended March 31, 2015 and in any of the Company’s other subsequent Securities and Exchange Commission filings.

FOR ADDITIONAL INFORMATION

RedChip Companies

Michael Sullivan

800-733-2447 Ext. 115 or via email at Michael@redchip.com

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